Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen Multistate Trust II (the  Trust )

811-07755


On February 28, 2017, under Conformed Submission Form
485BPOS, accession number, 0001193125-17-060224,
a copy of the Amended Establishment and Designation of Classes dated January 26, 2017, considered to be an amendment to the Declaration of Trust of the above-referenced Trust, was filed with the SEC as exhibit 99.A.3 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.